EXHIBIT 99.2

LITHIA MOTORS DECLARES DIVIDEND OF $0.05 PER SHARE FOR SECOND
QUARTER 2010

MEDFORD, OREGON, July 29, 2010 – Lithia Motors, Inc. (NYSE:LAD) today announced that the Board of Directors has approved a dividend of $0.05 per share for the second quarter 2010. Lithia will pay the dividend August 27th to shareholders of record on August 13th, 2010.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 84 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Source: Lithia Motors, Inc.